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Exhibit 20.b
Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                              Monthly Report
Securityholder's Statement                      Series 1998-2                                                          Apr-1999
					                                          	Class A            Class B             CTO           Class D         Total
(i)   Security Amount                       337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                  0.00               0.00              0.00                             0.00
(iii) Security Interest Distributed           1,752,187.50         277,412.80        320,524.63                     2,350,124.93

Security Principal Distributed per $1,000        0.0000000          0.0000000         0.0000000
Security Interest Distributed per $1,000         5.1916667          5.4250000         5.2233333
(iv) Principal Collections                   21,353,444.76       3,235,347.41      3,882,467.51   3,882,467.51     32,353,727.19
(v)  Finance Collections                      7,881,009.41       1,194,083.84      1,432,919.29   1,432,919.29     11,940,931.83
     Recoveries                               1,229,345.39         186,263.13        223,518.67     223,518.67      1,862,645.86
     Defeasance Funding Acct Earnings                 0.00               0.00              0.00           0.00              0.00
       	Total Finance Collections             9,110,354.80       1,380,346.97      1,656,437.96   1,656,437.96     13,803,577.69
       	Total Collections                    30,463,799.56       4,615,694.38      5,538,905.47   5,538,905.47     46,157,304.88
(vi) Aggregate Amount of Principal Receivables                                                                  1,346,880,290.46
     Invested Amount (End of Month)         337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Floating Allocation Percentage            25.0579062%         3.7966255%        4.5560099%     4.5560099%       37.9665515%
     Invested Amount (Beginning of Month)   337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                          86.18%  1,489,966,102.67
       30 Days to 59 Days                                                                                3.17%     54,772,413.62
       60 Days to 89 Days                                                                                1.95%     33,756,707.54
       90 Days and Over                                                                                  8.70%    150,395,047.17
       	Total Receivables                                                                              100.00%  1,728,890,271.00
(viii) Aggregate Investor Default Amount                                                                            7,484,432.63
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       19.08%
(ix)  Security Charge-Offs                            0.00               0.00              0.00           0.00              0.00

(x)   Servicing Fee                             517,808.22          78,455.23         94,147.51      94,147.51        784,558.47

(xi)  Pool Factor                                1.0000000          1.0000000         1.0000000

(xii) Unreimbursed Redirected Principal Collections                  0.000000          0.000000       0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
(xiv) CTO Trigger Event Occurrence                                                                                          None
      CTO Reserve Amount                                                                                                     N/A
(xv) Number of New Accounts Added to the Trust                                                                           150,055
(xvi) Revolving Receivables Reserve Account Balance                                                                $1,364,000.00
(xvii) Defeasance Funding Account Balance                                                                                   0.00
Average Net Portfolio Yield                                                                                               16.11%
Minimum Base Rate                                                                                                          8.21%

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